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                                                                     EXHIBIT 5.1


                [LETTERHEAD OF SONNENSCHEIN NATH & ROSENTHAL LLP]


                                              April 2, 2004

Robotic Vision Systems, Inc.
486 Amherst Street
Nashua, New Hampshire 03061

   Re:      Registration Statement on Form S-1
            File Number 333-113860

Ladies and Gentlemen:

      We have acted as counsel to Robotic Vision Systems, Inc., a Delaware corporation (the "Issuer"), in connection with the preparation of the Issuer's registration statement (the "Registration Statement") on Form S-1, as amended (Registration No. 333-113860), heretofore filed by with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement covers the registration under the Securities Act of (i) 6,669,005 shares (the "Shares") of the Company's common stock, $0.01 par value per share (the "Common Stock"), that are presently issued and outstanding, (ii) up to 3,192,577 shares of Common Stock (the "Warrant Shares") issuable upon future exercises of certain common stock purchase warrants heretofore issued or agreed to be issued by the Company (the "Warrants"), all of which have been included in the Registration Statement for the account of the several persons identified as the Selling Stockholders.

      In connection with rendering this opinion, we have examined and are familiar with the corporate records of the Issuer, including its organizational documents, as amended to date, and minutes of meetings, or written consents executed in lieu thereof, of its Board of Directors and stockholders. We have also examined such certificates of public officials, certificates of officers of the Issuer and other records and documents as we have deemed relevant and necessary for the purposes of the opinions herein expressed.

      In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies.

      Based upon the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that:

      (1) The Shares have been duly and validly authorized and issued and are fully paid and non-assessable.

      (2) The Warrant Shares have been duly and validly authorized and, when issued and paid for in accordance with the terms of the respective Warrants and as described in the Registration Statement, will be duly and validly issued, fully paid and non-assessable.

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      The foregoing opinion is limited to the laws of the United States of
America and Delaware corporate law (which includes the Delaware General Corporation Law and applicable provisions of the Delaware constitution, as well as reported judicial decisions interpreting same) and does not purport to express any opinion on the laws of any other jurisdiction.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm and this opinion under the heading "Legal Matters" in the prospectus comprising a part of the Registration Statement and any amendment thereto. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

      This opinion is limited to the matters set forth herein; no opinion may be inferred or implied beyond the matters expressly stated in this letter.


                                    Very truly yours,


                                    SONNENSCHEIN NATH & ROSENTHAL LLP

                                    By:  /s/ Ira Roxland
                                         ---------------------------------
                                         A Member of the Firm


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